UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 20, 2007
Pioneer Companies, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number 000-31230

DELAWARE (State or other jurisdiction of Incorporation or organization)	06-1215192 (IRS Employer Identification No.)
700 LOUISIANA, SUITE 4300, HOUSTON, TEXAS 77002
(Address of principal executive offices) (Zip Code)
Registrants telephone number, including area code: (713) 570-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
     On May 21, 2007, Pioneer Companies, Inc., a Delaware corporation (“Pioneer”), announced that it has entered into an Agreement and Plan of Merger dated as of May 20, 2007 (the “Merger Agreement”), with Olin Corporation, a Virginia corporation (“Parent”), and Princeton Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”).
The Merger Agreement
     The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Pioneer (the “Merger”), with Pioneer continuing as the surviving corporation and as a wholly-owned subsidiary of Parent. Subject to the terms and conditions of the Merger Agreement, at the effective time and as a result of the Merger, each share of Pioneer common stock, $0.01 par value, (the ‘‘Pioneer Common Stock’’), issued and outstanding immediately prior to the effective time of the Merger, other than shares as to which dissenters’ rights are properly asserted under Delaware law and shares owned by Pioneer, Parent or Merger Sub, will be converted into the right to receive a cash amount of $35.00, without interest (the ‘‘Per Share Amount’’). Additionally, at the effective time of the Merger, each outstanding stock option shall be cancelled automatically, and at the effective time of the Merger, converted into the right to receive a lump sum cash payment (less any applicable withholding) equal to the product of (i) the total number of shares of Pioneer Common Stock subject to such holder’s stock option immediately prior to the effective time of the Merger and (ii) the excess, if any, of the Per Share Amount over the exercise price per share of Pioneer Common Stock subject to such stock option. At the effective time of the Merger, each share of restricted stock outstanding will vest in full and be converted into the right to receive the Per Share Amount.
     Pioneer has made customary representations, warranties and covenants in the Merger Agreement, including among others (i) to conduct its and its subsidiaries’ businesses in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the effective time of the Merger (the ‘‘Interim Period’’), (ii) not to engage in certain kinds of transactions or take certain actions during the Interim Period, (iii) to cause a meeting of Pioneer’s stockholders to be held to vote on the adoption of the Merger Agreement, (iv) to cease immediately any discussions and negotiations with respect to any alternate acquisition proposal, (v) not to solicit any alternate acquisition proposal or enter into discussions concerning or furnish information in connection with any alternate acquisition proposal, subject to certain exceptions; and (vi) that Pioneer’s board of directors has recommended that the Merger and the Merger Agreement be adopted by Pioneer’s stockholders, in each case, subject to certain exceptions.
     The Merger has been approved by Pioneer’s and Parent’s boards of directors. Each party’s obligation to consummate the Merger is subject to customary closing conditions, including (i) approval of the holders of Pioneer’s Common Stock; (ii) absence of any law or order prohibiting the completion of the Merger; (iii) expiration or termination of the Hart-Scott-Rodino waiting period (or any extension thereof); (iv) accuracy of the representations and warranties of the other party, generally except where the failure of such representations and warranties to be accurate would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the Merger Agreement) on the party making such representations and warranties; and (v) material compliance of the other party with its covenants.
     The Merger Agreement contains certain termination rights for both Pioneer and Parent, and further provides that, upon termination of the Merger Agreement under specified circumstances, including after receipt from a third party of a Superior Proposal (as defined in the Merger Agreement), Pioneer would be required to pay Parent a termination fee of $15,634,552.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, filed as Exhibit 2.1 hereto and incorporated herein by reference.
Additional Information and Where to Find It
     Pioneer intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement to be used to solicit stockholder approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THE OTHER RELATED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PIONEER, THE PROPOSED TRANSACTION AND RELATED MATTERS. A definitive proxy statement will be sent to security holders of Pioneer seeking their approval of the proposed transaction. This communication is not a solicitation of a proxy from any security holder of Pioneer. Investors will be able to obtain the proxy statement and the other related documents (when they become available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge by directing a request to Pioneer Corporate Office, 700 Louisiana Street, Suite 4300, Houston Texas, 77002, (713) 570-3200 (phone), (713) 225-6475 (fax), Attention: Gary Pittman.
     Pioneer, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Such persons may have interests in the proposed transaction, including as a result of holding options or shares of Pioneer stock. Information regarding Pioneer’s directors and executive officers is available in the Form 10-K/A filed with the SEC on March 16, 2007 and the proxy statement filed with the SEC by Pioneer on April 19, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.
FORWARD-LOOKING STATEMENTS
     This communication includes forward-looking statements. These statements relate to analyses and other information that are based on management’s beliefs, certain assumptions made by management, forecasts of future results, and current expectations, estimates and projections about the markets and economy in which we and our various segments operate. The statements contained in this communication that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.
     We have used the words “anticipate,” “intend,” “may,” “expect,” “believe,” “should,” “plan,” “project,” “estimate,” and variations of such words and similar expressions in this communication to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.
     The risks, uncertainties and assumptions involved in our forward-looking statements, many of which are discussed in more detail in our filings with the SEC, including our Annual Report on Form 10-K/A for the year ended December 31, 2006, include, but are not limited to, the following:
•	the ability to obtain regulatory and Pioneer shareholder approval;

•	the risk that customer retention goals will not be met and that disruptions from the transaction will harm relationships with customers, employees and suppliers;

•	sensitivity to economic, business and market conditions in the United States and overseas, including economic instability or a downturn in the sectors served by us, such as automotive, electronics, coinage, telecommunications, ammunition, housing, vinyls and pulp and paper and the migration by United States customers to low-cost foreign locations;

•	the cyclical nature of our operating results, particularly declines in average selling prices in the chlor alkali industry and the supply/demand balance for our products, including the impact of excess industry capacity or an imbalance in demand for our chlor alkali products;

•	economic and industry downturns that result in diminished product demand and excess manufacturing capacity in any of our segments and that, in many cases, result in lower selling prices and profits;

•	the effects of any declines in global equity markets on asset values and any declines in interest rates used to value the liabilities in our pension plan;

•	costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings;

•	higher-than-expected raw material and energy or transportation and/or logistics costs;

•	the occurrence of unexpected manufacturing interruptions and outages, including those occurring as a result of labor disruptions and production hazards;

•	unexpected litigation outcomes; and

•	an increase in our indebtedness or higher-than-expected interest rates, affecting our ability to generate sufficient cash flow for debt service.
All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.
ITEM 8.01
     Attached as Exhibit 99.1 and incorporated herein by reference is a copy of Pioneer’s press release dated May 21, 2007 announcing the entry by Parent and Pioneer into the Merger Agreement.
ITEM 9.01. Exhibits
(c)	Exhibits

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger by and among Olin Corporation, Princeton Merger Corp and Pioneer Companies, Inc., dated as of May 20, 2007.

99.1	Press release dated May 21, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
DATED: May 22, 2007

PIONEER COMPANIES, INC.
By:	/s/ Gary L. Pittman
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger by and among Olin Corporation, Princeton Merger Corp and Pioneer Companies, Inc., dated as of May 20, 2007.

99.1	Press release dated May 21, 2007.